Exhibit 10.1
AMENDED AND RESTATED
ANNUAL INCENTIVE PLAN
OF
KINDER MORGAN, INC.

ARTICLE 1.
GENERAL

1.1    Purpose

The Amended and Restated Annual Incentive Plan (the “Plan”) of Kinder Morgan, Inc. (the “Company”) is intended to advance the best interests of the Company and its Affiliates by providing certain employees with additional incentives through the discretionary payment of annual cash bonuses based on individual and Company performance, thereby increasing the personal stake of such employees in the continued success and growth of the Company and encouraging them to remain in the employ of the Company. The Plan shall provide for Awards (as defined below) to executives (the “Executive Sub-Plan”) and non-executives (the “Non-Executive Sub-Plan”).

The Plan was originally adopted by the Board as the Annual Incentive Plan of Kinder Morgan, Inc., effective as of January 1, 2011. The Plan was previously amended and restated on January 21, 2015. The Plan is hereby amended and restated as of January 20, 2021.

1.2    Definitions

(a)    “Affiliate” means any entity in which the Company has a direct or indirect ownership interest; provided, that, for purposes of the definition of “Change in Control,” “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, the Person in question. As used in this definition of “Affiliate,” referred to in the last proviso of the preceding sentence, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
(b)    “Award” means any award granted under the Plan to an Eligible Employee by the Committee subject to such terms and conditions as the Committee may establish under the terms of the Plan.
(c)    “Benefit Plan” means any employee benefit plan of the Company or any subsidiary of the Company, and any trust or Person organized, appointed or established by the Company for or pursuant to the terms of any such plan, which plan, trust or Person was maintained prior to a Change in Control.
(d)    “Board” means the Board of Directors of the Company.

(e)    “Bonus Opportunity” means a cash amount established with respect to an Executive Sub-Plan Award, which will form the basis for determining the amount payable under such Award, subject to the level of achievement of the applicable Performance Goals and other factors determined by the Committee in its discretion.
(f)    “Change in Control” means:
(i)    the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holder, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 20% of either the then outstanding shares of common stock of the Company or the total voting power of the then outstanding Voting Stock of the Company; provided that for purposes of this clause (i), the following acquisitions shall not constitute a Change in Control: (a) any acquisition directly or indirectly by the Company; (b) any acquisition directly from the Company; (c) any acquisition by a Benefit Plan; or (d) any reorganization, merger, consolidation, sale or similar transaction or series of related transactions which complies with clauses (a), (b) and (c) of clause (ii) of this definition of Change in Control;
(ii)    a reorganization, merger or consolidation involving the Company, or sale of all or substantially all of the assets of the Company, or similar transaction or series of related transactions, in each case, unless, following such reorganization, merger, consolidation, sale or transaction, (a) 50% or more of the then outstanding shares of common stock of the corporation, or common equity securities of an entity other than a corporation, resulting from such reorganization, merger, consolidation, sale or transaction (including an entity or ultimate parent of an entity which as a result of such transaction owns the Company or all or substantially all of the assets of the Company) and of the combined voting power of the then outstanding Voting Stock of such corporation or other entity are beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners of the outstanding common stock of the Company immediately prior to such reorganization, merger, consolidation, sale or transaction in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation, sale or transaction, of the outstanding common stock of the Company; (b) no Person (excluding the Permitted Holder or a Benefit Plan or any Person beneficially owning, immediately prior to such reorganization, merger, consolidation, sale or transaction, directly or indirectly, 20% or more of the common stock of the Company then outstanding or 20% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of such corporation, or common equity securities of such entity other than a corporation, resulting from such reorganization, merger, consolidation, sale or transaction or the combined voting power of the then outstanding Voting Stock of such corporation or other entity; and (c) at least a majority of the members of the board of directors of the corporation, or the body which is most analogous to the board of directors of a corporation if not a corporation, resulting from such reorganization, merger, consolidation, sale or transaction were members of the Incumbent Board (defined below) at the time of the initial agreement or initial action by the Board providing for such reorganization, merger, consolidation, sale or transaction;
(iii)    individuals who as of the Effective Date constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board then in office; provided that the Incumbent Board (a) shall include, except as provided in clause (b), any individual becoming a director after the Effective Date whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board, and (b) shall exclude any director whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, or any agreement intended to avoid or settle the results of any such actual or threatened solicitation; and
(iv)    the approval by the stockholders of the Company of a plan of complete liquidation of the Company.
Notwithstanding anything herein to the contrary, and only to the extent that an Award is subject to Code Section 409A and payment of the Award pursuant to the application of the definition of “Change in Control” above would cause such Award not to otherwise comply with Code Section 409A, payment of an Award may occur upon a “Change in Control” only to the extent that the event constitutes both a “Change in Control” as defined above and a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5).
(g)    “Code” means the Internal Revenue Code of 1986, as amended.
(h)    “Committee” means the Board or the Compensation Committee, as administrator of the Plan.
(i)    “Compensation Committee” means a committee of one or more members of the Board that may be appointed by the Board to administer the Plan in accordance with Section 1.3(c).
(j)    “Effective Date” means January 20, 2021.
(k)    “Eligible Employee” means any employee of the Company or its Affiliates, except an employee who is included in a unit of employees covered by a collective bargaining agreement unless such agreement expressly provides for eligibility under this Plan.
(l)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(m)    “Mandatory Minimum” means the minimum amount of bonus to be paid under the Plan for each calendar year, as determined by the Committee pursuant to Section 2.8.
(n)    “Participant” means an Eligible Employee who has been granted an Award under the Plan.

(o)    “Performance Criteria” means the criterion or criteria upon which the Performance Goal(s) for a Performance Year are based, which may include any of the following, or such other criteria as determined by the Committee:
(i)    the price of a share of Stock;
(ii)    the basic or diluted earnings per share of Stock of the Company or earnings of a subsidiary or business unit designated by the Committee;
(iii)    the total stockholders’ equity of the Company or a subsidiary or business unit designated by the Committee;
(iv)    dividends or distributions of the Company or a subsidiary or business unit designated by the Committee, in aggregate or per-share basis;
(v)    revenues of the Company or a subsidiary or business unit designated by the Committee;
(vi)    debt to equity, net debt, interest coverage, or net debt to adjusted or unadjusted earnings before interest, taxes, depreciation and amortization ratios of the Company or a subsidiary or business unit designated by the Committee;
(vii)    other leverage ratios of the Company or a subsidiary or business unit designated by the Committee;
(viii)    cash coverage ratio of the Company or a subsidiary or business unit designated by the Committee;
(ix)    net income (or income before income taxes) of the Company or a subsidiary or business unit designated by the Committee;
(x)    return on investment, free cash flow, or cash flow from operating, investing or financing activities of the Company or a subsidiary or business unit designated by the Committee;
(xi)    adjusted or unadjusted earnings before interest, taxes, depreciation, and amortization of the Company or a subsidiary or business unit designated by the Committee;
(xii)    distributable cash flow, in aggregate or per share, of the Company or a subsidiary or business unit designated by the Committee;
(xiii)    capital expenditures of the Company or a subsidiary or business unit designated by the Committee;
(xiv)    operations and maintenance expense or general and administrative expense of the Company or a subsidiary or business unit designated by the Committee;

(xv)    return on stockholders’ equity, return on assets or return on invested capital achieved by the Company or a subsidiary or business unit designated by the Committee; or
(xvi)    environmental, health and/or safety performance, other operating performance and/or compliance with Company policies, of the Company or a subsidiary or business unit designated by the Committee.
Any one or more of the Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company and/or an Affiliate as a whole or any division, business unit or operational unit of the Company and/or an Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Committee may select Performance Criterion (i) above as compared to various stock market indices or one or more peer groups. To the extent that applicable tax and/or securities laws permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

(p)    “Performance Goals” means, for a Performance Year, one or more goals established by the Committee for the Performance Year based upon one or more Performance Criteria. With respect to an Executive Sub-Plan Award, Performance Goals may include a threshold level of performance below which no Award will be paid and levels of performance at which specified percentages of the Bonus Opportunity will be paid and may also include a maximum level of performance above which no additional Award amount will be paid. The Committee is authorized, in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for a Performance Year in connection with any one or more of the following events or such other events as determined by the Committee:
(i)    asset write-downs;
(ii)    litigation or claim judgments or settlements;
(iii)    the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results;
(iv)    any reorganization and restructuring programs;
(v)    unusual or infrequently occurring items as described in Income Statement—Unusual or Infrequently Occurring Items (Subtopic 225-30) (or any successor or pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year;
(vi)    acquisitions or divestitures;

(vii)    any other specific unusual or infrequently occurring events, or objectively determinable category thereof;
(viii)    foreign exchange gains and losses; and
(ix)    a change in the Company’s fiscal year.
(q)    “Performance Year” means, with respect to an Executive Sub-Plan Award, the calendar year within which the Performance Goals relating to that Award are to be achieved. With respect to a Non-Executive Sub-Plan Award, the Performance Year is the calendar year applicable to the Executive Sub-Plan except that, for non-exempt Eligible Employees, the Performance Year shall be the period containing all time worked and used to determine pay beginning with the first pay period that begins in November of the prior calendar year and ending in October of the calendar year applicable for the Executive Sub-Plan.
(r)    “Permitted Holder” means Richard D. Kinder.
(s)    “Person” means a natural person or an entity.
(t)    “Stock” means Class P common stock of the Company, $0.01 par value.
(u)    “Voting Stock” means, (i) with respect to a corporation, all securities of such corporation of any class or series that are entitled to vote generally in the election of, or to appoint by contract, directors of such corporation (excluding any class or series that would be entitled so to vote by reason of the occurrence of any contingency, so long as such contingency has not occurred) and (ii) with respect to an entity which is not a corporation, all securities of any class or series that are entitled to vote generally in the election of, or to appoint by contract, members of the body which is most analogous to the board of directors of a corporation.
1.3    Administration Of The Plan

(a)    The Plan shall be administered by the Board unless and until the Board delegates administration to a Compensation Committee, as provided in paragraph (c).
(b)    The Board shall have the power and authority: (i) to construe and interpret the Plan and apply its provisions; (ii) to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan; (iii) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (iv) to delegate its authority to one or more officers of the Company with respect to Awards under the Non-Executive Sub-Plan; (v) to determine when Awards are to be granted under the Plan; (vi) from time to time to select, subject to the limitations set forth in this Plan, those Eligible Employees to whom Awards shall be granted and to make any such grants; (vii) to prescribe the terms and conditions of each Award; (viii) to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting of any outstanding Award; (ix) to select the Performance Criteria that will be used to establish the Performance Goals for a Performance Year; (x) to determine the duration and purpose of leaves of absence which may be granted to an Eligible Employee without constituting termination of his or her employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to employees under the Company’s employment policies; (xi) to make decisions with respect to outstanding Awards that may become necessary upon a Change in Control or an event that triggers anti-dilution adjustments; (xii) to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and (xiii) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for administration of the Plan.
(c)    The Board may delegate administration of the Plan to a Compensation Committee of one or more members of the Board. If administration is delegated to a Compensation Committee, the Compensation Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board as described in paragraph (b) above, including the power to delegate to a subcommittee any of the administrative powers the Compensation Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may rescind any delegation to the Compensation Committee at any time and revest in the Board the administration of the Plan.
(d)    The interpretation and construction of any provision of the Plan or of any Award granted under it by the Committee shall be final, conclusive and binding upon all parties, including the Company, its stockholders and directors, and the executives and employees of the Company and its Affiliates. No member of the Committee shall be liable to the Company, any stockholder, any Participant or any employee of the Company or its Affiliates for any action or determination made in good faith with respect to the Plan or any Award granted under it. No member of the Committee may vote on any Award to be granted to him or her. The Committee may appoint agents to assist in administering the Plan. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to it or him by any officer or employee of the Company, the Company's certified public accountants, consultants or any other agent assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.
(e)    The expenses of administering the Plan shall be borne by the Company.
1.4    Eligibility

The Chief Executive Officer of the Company and all Eligible Employees who are “officers” of the Company within the meaning of Rule 16a-1(f) under the Exchange Act, or who are otherwise designated by the Compensation Committee, shall be eligible to participate in the Executive Sub-Plan.  All other Eligible Employees shall be eligible to participate in the Non-Executive Sub-Plan.

1.5    Awards Under The Plan

The Committee (or its delegate(s) in accordance with Section 1.3) shall designate the Eligible Employees, if any, to be granted Awards under the Plan. No employee shall be a Participant or be entitled to any payment hereunder unless such employee is designated as a Participant and granted an Award by the Committee. All Awards granted under the Plan shall be on the terms and subject to the conditions hereinafter provided. A Participant’s participation in the Plan with respect to one Performance Period does not connote any right to become a Participant in the Plan with respect to any future Performance Period.

1.6    Other Compensation Programs

The existence and terms of the Plan shall not limit the authority of the Board or the Committee in compensating employees of the Company or its Affiliates in such other forms and amounts, including compensation pursuant to any other plans as may be in effect currently or adopted in the future, as the Board or the Committee may determine from time to time.

ARTICLE 2.
TERMS AND CONDITIONS OF AWARDS

2.1    Bonus Pool

At the beginning of each Performance Year, the Committee will establish (a) a budgeted pool for the payment of Awards under the Executive Sub-Plan and the Non-Executive Sub-Plan for such Performance Year, and (b) Performance Goals for determining the extent to which such pool will be funded for such Performance Year. After the end of each Performance Year, the Committee will determine the degree to which the bonus pool for such Performance Year will be funded, based on (i) the level of achievement of the Performance Goals established by the Committee at the beginning of such Performance Year, and (ii) other factors, in the Committee’s discretion, including the performance of the Company or its Affiliates for such Performance Year in areas such as environmental, health and safety, operations, and other financial measures.

2.2    Executive Sub-Plan

(a)    Establishment Of Performance Goals And Bonus Opportunity

Prior to, or reasonably promptly following, the commencement of each Performance Year, the Committee shall establish written Performance Goals and a Bonus Opportunity for each Award granted to a Participant in the Executive Sub-Plan for such Performance Year. The Performance Goals shall be based on one or more Performance Criteria. The Bonus Opportunity shall be expressed as an amount of cash.

At the time of establishing the Performance Goals for a Performance Year, the Committee shall establish the threshold, target and maximum amounts payable to a Participant in the Executive Sub-Plan, which shall depend primarily on the extent to which the Performance Goals for such Performance Year are satisfied. The Performance Goals and Bonus Opportunity relating to any particular Award need not be the same as those relating to any other Award, whether made at the same or a different time. Notwithstanding the terms of any Award, the maximum payout under this Plan to any individual for any Performance Year shall not exceed $3,000,000.

(b)    Earning Of Award

Promptly after the date on which the necessary information for a particular Performance Year becomes available, and prior to payment of any Award relating to such Performance Year, the Committee shall determine the extent to which the Bonus Opportunity for such Performance Year has been earned by each Participant for such Performance Year. Such determination shall be based primarily on the extent to which the Performance Goals have been achieved, but the Committee may also base such determination on other factors, in the Committee’s discretion, including the performance of the Company or its Affiliates for such Performance Year in areas such as environmental, health and safety, operations, compliance with Company policies and other financial measures, and the individual performance of the Participant.

2.3    Non-Executive Sub-Plan

For each Performance Year, the Committee may grant Awards to Participants in the Non-Executive Sub-Plan. The Awards shall be determined by the Committee, in its sole discretion, based on the degree to which the bonus pool for such Performance Year is funded in accordance with Section 2.1 and on recommendations made by the Company's management. In addition to the Performance Goals and other factors utilized to determine the degree to which the bonus pool is funded, such recommendations may be based on a number of factors, or any combination of them, including but not limited to, market data, financial, EHS and operating performance and compliance with Company policies, of one or more business segments or assets, and the performance of individual Participants. The Committee shall have the sole discretion to determine whether any Eligible Employee will be designated a Participant and may be granted an Award.

2.4    Discretionary Adjustments

At any time after an Award has been granted but before the Award has been paid, the Committee, in its sole and absolute discretion, may reduce, eliminate or increase the Award granted to any Participant for any reason or for no reason, including, without limitation, the Committee's judgment that the Performance Goals have become an inappropriate measure of achievement, a change in the employment status, position or duties of the Participant, the performance of the Participant, or the Participant's service for less than the entire Performance Year, for example. In no event will the bonuses that are to be paid fall below the Mandatory Minimum amount described in Section 2.8.

2.5    Distributions

As soon as administratively feasible after the Committee has (i) determined the extent to which the Bonus Opportunity relating to an Award under the Executive Sub-Plan has been earned pursuant to Section 2.2(b), or (ii) granted an Award under the Non-Executive Sub-Plan, such Award shall be distributed in one lump sum either in cash or in such other form of payment that the Committee, in its discretion, may determine, provided that no such other form shall result in a deferral of compensation to which Code Section 409A applies.

2.6    Change In Control

Notwithstanding any other provision of this Plan (other than in the last sentence of this Section 2.6) or contained in any Award granted hereunder (including any provision for deferred payment thereof), upon the occurrence of a Change in Control, the Committee, in its discretion, may take any action with respect to outstanding Awards that it deems appropriate, which action may vary among Awards granted to individual Participants. In the event that such action is to distribute an Award, the Award shall be distributed in a lump sum no later than 30 days after the Change in Control. If a Change in Control occurs and, in connection with or as a result of such Change in Control, Richard D. Kinder no longer holds or does not continue to hold the office of Chairman of the Board of the Company, (i) each Participant under the Executive Sub-Plan shall be deemed to have earned 100% of the Bonus Opportunities contained in any outstanding Awards for which the determination described in Section 2.2(b) has not been made, or, if such determination described in Section 2.2(b) has been made, the full amount of the portion of the Bonus Opportunity which was determined to have been earned, (ii) each Participant under the Non-Executive Sub-Plan shall be deemed to have earned an Award equal to the Award most recently paid to such Participant under the Plan (or, if no Awards have yet been paid under the Plan, (A) an Award equal to the most recent award paid to such Participant under any prior Annual Incentive Plan, or (B) if such Participant has not received an award under any prior Annual Incentive Plan, an Award equal to the average Award paid to all similarly situated Participants under this clause (ii)), and (iii) the amount of such Bonus Opportunities or Awards under (i) or (ii), as applicable, shall be paid promptly (and no later than 30 days after the Change in Control) in a cash lump sum. Notwithstanding the foregoing, a Participant shall forfeit all rights to a distribution of an Award upon a Change in Control if the Participant ceases to be employed by the Company or an Affiliate for any reason prior to the date of the Change in Control.

2.7     Termination of Employment

Except in the case of a Participant's death under the circumstances described below or a payment made in connection with a Change in Control under Section 2.6, a Participant shall forfeit all rights to a distribution of an Award if the Participant ceases to be employed by the Company or an Affiliate for any reason prior to the date the Award is distributed. For greater certainty, the Participant ceases to be employed by the Company or an Affiliate on the later of the date on which the Participant receives written notice of termination or the last date on which the Participant provides services to the Company or Affiliate. Notwithstanding the foregoing, if a Participant's employment with the Company or an Affiliate ceases because of the Participant's death on or after January 1 of the calendar year immediately following the last day of a Performance Year and before the date an Award, if any, relating to such Performance Year is distributed to the Participant, the Participant shall not forfeit his or her rights to such Award and the Award, if any, shall be distributed in accordance with Sections 2.5 and 3.3.

ARTICLE 3.
ADDITIONAL PROVISIONS

3.1    Amendments

The Board may, in its sole discretion, amend the Plan from time to time or terminate the Plan at any time. Any such amendment may be made without stockholder approval unless required to satisfy any applicable laws or securities exchange rules. Notwithstanding this or any other provision of this Plan to the contrary, in connection with a Change in Control (a) neither the Committee nor the Board may adjust any Award in effect immediately prior to such Change in Control in a manner adverse to the Participant, and (b) the Board may not amend the provisions of this Plan relating to such Change in Control or any such Award in a manner adverse to a Participant, in either case without the consent of the affected Participant. In the event the Plan is terminated, the Plan shall remain in effect for purposes of administering the payment of Awards granted under the Plan until such payments have been completed.

3.2    Withholding

The Company shall have the right to withhold from any Award any federal, state, local or provincial income and/or payroll taxes required by law to be withheld and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to an Award.

3.3    Non-Assignability; Death Of Participant

No Award under the Plan shall be assignable or transferable by the holder thereof except by will or by the laws of descent and distribution. In the event of the death of a Participant, any payments due to such Participant shall be paid to his beneficiary designated in writing to the Committee, or, if none has been designated or survives the Participant, to his estate.

3.4    Non-Uniform Determinations

Determinations by the Committee under the Plan (including, without limitation, determinations of the persons to receive Awards; the terms and provisions of such Awards; the relevant Performance Goals; the amount of Bonus Opportunity; and the amount of any adjustment) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

3.5    No Guarantee Of Employment

The grant of an Award under the Plan shall not confer upon any person the right to continue in the employment of the Company or an Affiliate or affect the right of the Company or any Affiliate to terminate the employment of any Participant.

3.6    Unfunded Status Of Awards; Creation Of Trusts

The Plan is intended to constitute an “unfunded” plan. With respect to any amounts payable to a Participant pursuant to an Award, nothing contained in the Plan (or in any documents related thereto), nor the creation or adoption of the Plan, the grant of any Award, or the taking of any other action pursuant to the Plan, shall give any such Participant any rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan; however, such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

3.7    Clawbacks

    To the extent required by Company policy or applicable laws, rules, regulations or securities exchange listing requirements, the Company shall have the right, and shall take all actions necessary, to recover any amounts paid to any individual under this Plan.

3.8    Code Section 409A

The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, Code Section 409A. The Plan and all awards shall be administered, interpreted, and construed in a manner consistent with Code Section 409A or an exemption therefrom. Should any provision of the Plan, any Award hereunder, or any other agreement or arrangement contemplated by the Plan be found not to comply with, or otherwise be exempt from, the provisions of Code Section 409A, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Committee, and without the consent of the Participant, in such manner as the Committee determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Code Section 409A.

3.9    Severability

If any of the provisions of the Plan or any Award is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

3.10    Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding upon any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the assets of the Company.

3.11    Governing Law

The Plan shall be construed, administered and enforced in accordance with the laws of Texas, applied without giving effect to any conflicts-of-law principles.